Exhibit 10.5

GAS PURCHASE CONTRACT

Between

ATLAS BARNETT, LLC

AS “PRODUCER”

And

ENBRIDGE G & P (NORTH TEXAS) L.P.

“PROCESSOR”

GAS PURCHASE CONTRACT

GAS PURCHASE CONTRACT

THIS GAS PURCHASE CONTRACT (“Contract”) is made and entered into effective this 1st day of November 2013 (the “Effective Date”), by and between ATLAS BARNETT, LLC, hereinafter referred to as “Producer” and ENBRIDGE G & P (NORTH TEXAS) L.P., hereinafter referred to as “Processor”, Producer and Processor may be referenced individually as a “Party” or collectively as the “Parties”.

WITNESSETH

WHEREAS, Producer owns controls and/or has the right to market Gas produced and saved from the Wells described in Exhibit “A” attached hereto and made a part hereof and desires that Processor gather and purchase such Gas upon the terms and for the consideration herein expressed; and

WHEREAS, Processor owns and operates a Gas gathering system in the area in which Producer’s Wells are located and desires to gather and purchase the Gas which Producer has available for sale; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the Parties agree as follows:

ARTICLE I

DEFINITIONS

For the purposes of this Contract, the words, phrases and terms used herein shall be used in their ordinary meaning unless the Contract clearly indicates otherwise or unless the same is hereinafter defined, in which instance, such word, phrase, or tern shall have the meaning clearly attributable to it or as defined below:

1.1	The term “Allocated Share of Inlet Gas” shall mean that volume of Gas measured on a Monthly basis at the Delivery Point(s), which volume shall be adjusted on a pro rata basis for Gathering Fuel and shrinkage to reflect Producer’s proportionate share of the actual total Gas volume measured at the inlet to the Plant for the corresponding Month.

1.2	The abbreviation “BTU” shall mean British Thermal Unit.

1.3	The term “Processor’s Agent” shall mean any entity that may be designated from time to time at the discretion of Processor for Processor’s performance under this Contract.

1.4	The term “Casinghead Gas” shall mean Gas produced from a Well which is classified as an oil Well under the law or by ruling of the Railroad Commission of Texas and in the absence of any classification under such law or ruling, such term means Gas which is associated or blended with crude petroleum oil at the time of production from the Well.

1.5	The term “Cubic Foot of Gas” shall mean the volume of Gas contained in one (1) cubic foot of space at a pressure base of fourteen and sixty-five one hundredths (14.65) pounds per square inch absolute and at a temperature of sixty degrees (60°) Fahrenheit.

1.6	The word “Day” shall mean a period of twenty-four (24) consecutive hours commencing at 9:00 a.m. on one calendar day and ending at 9:00 a.m. on the following calendar day. The reference date for any day shall be the date at the beginning of such day.

1.7	The term “Dedicated Premises” shall mean the wells dedicated to this Contract by Producer, all as described on Exhibit A attached hereto and made a part hereof.

1.8	The “Delivery Point(s)” for all Gas to be delivered by Producer to Processor incident to this Contract will be at the inlet flange of Processor’s meter(s) or separators or drip reservoirs located in front of each meter, at mutually agreeable point or points.

1.9	The term “Electrical Power” shall mean the electricity consumed in the operation of any of Processor’s and/or Processor’s Agent’s field gathering and compression equipment or Plant compression equipment or compression downstream of the Plant that is required to gather, compress, dehydrate, treat or process Producer’s Gas and redeliver same for resale.

1.10	The term “Fuel” shall mean Gas volumes or Electrical Power consumed in the operation of Processor’s Plant and gathering system equipment (i.e., compression, dehydration, treating, processing, etc.) used for the disposition of Producer’s Gas under this Contract.

1.11	The word “Gas” shall mean natural gas produced from gas Wells and Casinghead Gas produced in association with oil.

1.12	The term “Gathering Fuel” shall mean the reduction in MMBTUs of Gas for operation of the gathering facilities including, but not limited to, compression, dehydration, and treating and lost and unaccounted for Gas but specifically excluding Plant Fuel.

1.13	The term “Heating Content” shall mean the total MMBTUs contained within a specific volume of Gas, measured in cubic feet, where such total is determined by multiplying the specified volume of Gas by its Heating Value, as defined in this Contract, and dividing the result thereof by one million (1,000,000).

1.14	The term “Heating Value” shall mean the number of BTUs produced by combustion at constant pressure of an amount of Gas which would occupy one (1) cubic foot at a temperature of sixty degrees (60°) Fahrenheit and at a pressure of fourteen and sixty-five one hundredths (14.65) pounds per square inch absolute and on a water vapor saturated basis.

1.15	The abbreviation “MCF” shall mean one thousand (1,000) cubic feet.

1.16	The abbreviation “MMBTU” shall mean one million (1,000,000) British Thermal Units.

1.17	The word “Month” shall mean the period beginning at 9:00 a.m. on the first Day of a calendar month and ending at 9:00 a.m. on the first Day of the next succeeding calendar month.

1.18	The term “Plant” shall mean Processor’s plant or other processing facilities which processor may elect to utilize for the purpose of recovering or extracting natural Gas liquids (Products) from producer’s Gas.

1.19	The term “Plant Fuel” shall mean the reduction in MMBTUs of Gas for operation of the Plant for Fuel, flared Gas, and lost and unaccounted for Gas, and shall be calculated as the total MMBTUs of Gas measured at the Plant inlet(s) less the total MMBTUs of the Gas and Products measured at the Plant outlet(s).

1.20	The term “Products” shall mean commercial propane, butanes, pentanes and hexanes, individually or as a mixture, which are extracted from Gas processed at the Plant, and saved and sold by Processor or Processor’s Agent, but specifically excludes liquid hydrocarbons which are separated by Processor through a conventional water-oil-gas separator. At Processor’s option, which may be exercised from time to time, products may include ethane and incidental methane.

1.21	The abbreviation “psia” shall mean pounds per square inch absolute.

1.22	The abbreviation “psig” shall mean pounds per square inch gauge.

1.23	The term “Residue Gas” shall mean that portion of Producer’s Allocated Share of Inlet Gas remaining after (i) processing in the Plant for the extraction of Products and (ii) the deduction of a volume of Gas for Plant Fuel. Residue Gas shall also include Gas that Processor, from time to time, may elect, at its sole discretion, not to process.

1.24	The word “Well” shall mean any well classified as a Gas well or oil well by the Railroad Commission of Texas or other governmental authority having jurisdiction. Each completion shall be deemed to be a separate well.

ARTICLE II

SUBJECT MATTER AND PROPERTIES COVERED

2.1	Producer hereby commits and dedicates the Dedicated Premises to the performance of this Contract and agrees to sell, and deliver to Processor or Processor’s Agent, at the Delivery Point(s), all Gas produced from the Dedicated Premises in accordance with this Contract and subject to the provisions herein.

2.2	Producer represents and warrants that (i) it has the right to commit and dedicate to the performance of this Contact, and has the right to sell the Gas reserves underlying, the Dedicated Premises; and, (ii) all Gas delivered under this Contract will be produced from Well(s) located on the Dedicated Premises.

2.3	Processor shall have the right to purchase all of the Gas produced each Day from the Dedicated Premises, subject to the terms and conditions contained herein. Processor is not obligated to purchase or pay for any specific quantities of Gas under this Contract, but Processor shall pay Producer according to this Contract for any quantities purchased and received during the term hereof.

2.4	In the event all or any portion of the lands, leases, and/or rights described in Exhibit “A” attached hereto are subject to a prior dedication or contract, then the terms of this Contract shall not be applicable.

ARTICLE III

DELIVERY POINT(S), TITLE AND PRESSURE

3.1	Title to all Gas (and liquid hydrocarbons contained therein) delivered hereunder will pass from Producer to Processor at said Delivery Point(s) without regard to the purpose for which said Gas may thereafter be used by Processor.

3.2	Producer will deliver Gas at the Delivery Point(s) at a pressure sufficient to enter Processor’s meter(s). Processor will not be obligated to receive Producer’s Gas at a pressure in excess of the maximum allowable operating pressure (MAOP) at the Delivery Point(s) and will have the right to regulate or shut off entirely Gas deliveries at the Delivery Point(s) and, in such event, neither Processor nor Processor’s Agent will be liable to Producer for the resulting effect thereof.

3.3	Producer will be in control and possession of the Gas sold and purchased hereunder and shall be responsible for and shall indemnify and hold Processor and Processor’s Agent harmless from any damage or injury caused thereby until the same shall have been delivered to Processor or Processor’s Agent at the Delivery Point(s), except for injuries and damages caused by the negligence of Processor. Processor will be in control and possession of the Gas sold and purchased hereunder and shall be responsible for and shall indemnify and hold Producer harmless from any damage or injury caused thereby after the same has been delivered to Processor at the Delivery Point(s), except for injuries or damages caused by the negligence of Producer.

ARTICLE IV

TERM

4.1	Unless otherwise terminated as provided herein, this Contract shall remain in effect for a primary term of four (4) years from the Effective Date hereinabove written and then year to year thereafter until canceled at the end of the primary term or the end of any subsequent term thereafter by either Party giving the other Party at least one hundred and eighty (180) days advance written notice of its intention to do so. Upon such termination, each Party shall be released from all liability accruing thereafter.

ARTICLE V

PRICE, PAYMENT, AND MEASUREMENT

5.1	As full consideration for all Gas delivered and sold hereunder at the Delivery Point(s) during any Month, Processor agrees to pay Producer, and Producer agrees to accept, the sum of the amounts set out in subparagraphs 5.1(a) and (b), less and except the amount set forth in subparagraphs 5.1(c) and (d), as follows, and pursuant to the other terms and conditions contained herein.

(a)	Product Value – Processor agrees to pay Producer an amount equal to Processor’s Net Price per gallon of Product that Processor receives from the sale of Producer’s Percentage (as such term is further described below) of the Products recovered from Producer’s Allocated Share of Inlet Gas each Month. The remaining portion of Producer’s allocated Products will be retained and owned by Processor and Processor may dispose of same in any manner without any claim by, or accruing to, Producer.

“Producer’s Percentage” shall be 92% November 1, 2013 through June 30, 2014. Thereafter each July 1st and January 1st Producer’s Percentage shall be determined using the following table:

Average Daily MMBTU Producer

delivered to all Delivery Points

during the prior 6 months	Producer’s Percentage
0 to 1,000	88%
1,000 to 4,999	90%
5,000 +	92%

“Net Price” as used in subparagraph 5.1 (a) shall mean the gross proceeds received by Processor f.o.b. the Plant from the sale of Products, after deducting all direct and indirect expenses, taxes, fees and adjustments, including, but not limited to, transportation, marketing, storage, loading, third party blending and/or treating fees, commissions, pipeline losses and retainage, freight allowances and adjustments for Product quality incurred or made by Processor in connection with the sale of said Products.

(b)	Residue Gas Value – Processor agrees to pay Producer an amount equal to Processor’s Weighted Average Sales Price (“WASP”) per MMBTU that Processor receives from the sale of Producer’s Percentage of Producer’s allocated share of Residue Gas. The remaining portion of Producer’s allocated share of Residue Gas will be retained and owned by Processor and Processor may dispose of same in any manner without any claim by, or accruing to, Producer.

“Weighted Average Sales Price” (WASP) as used in subparagraph 5.1(b) shall mean the weighted average sales price received by Processor for North Texas Gas sales each Month after deducting all direct and indirect expenses, taxes, fees and adjustments, including, but not limited to, transportation, marketing, storage, loading, third party blending and/or treating fees, commissions, pipeline losses and retainage, freight allowances and adjustments for Product quality incurred or made by Processor in connection with the sale of said Residue Gas.

Processor and Producer agree that upon the effective date of this Contract, Producer is and shall continue until November 1, 2014 taking its share of Residue Gas in-kind at the tailgate of the Weatherford plant. November 1, 2014 and each November 1st thereafter upon at least ninety (90) days advance written notice Producer shall have the option to;

(i)	Cease taking its Residue Gas in-kind and have Processor pay Producer for its Residue Gas in accordance with the terms of this Contract; or

(ii)	Continue taking its Residue Gas in-kind at the tailgate of the Weatherford plant or Springtown plant. In the event the plant chosen is a change from prior year and such a change will cause a financial loss for Processor or an affiliate, Processor shall have the right to not accept such change and Producer shall select option (i) or continue taking in-kind its Residue Gas at the plant at winch it is currently taking its Residue Gas. The scheduling receipt and delivery of Producer’s allocated share of Residue Gas shall be in accordance with Enbridge’s North Texas scheduling and balancing procedures as adjusted from time to time.

Scheduling. Processor shall provide Producer an estimated PTR and Fuel percentage for the following Month eight (8) business Days prior to the last Day of the current Month, so that Producer may, with reasonable accuracy, nominate and schedule its Residue Gas. Producer shall notify Processor, in writing, by electronic data transmission, facsimile or other means acceptable to Processor of the total quantity of Gas, expressed in MMBTUs per Day, that Producer desires to deliver hereunder for each Day of the next Month, specifying the volumes to be delivered to the downstream transporter(s) for Producer’s account five (5) business Days prior to the last Day of the current Month. Producer may modify its nominations at any time and for any point (subject to restrictions imposed on Processor by the downstream transporter(s) upon giving written notice at least 24 hours in advance of the downstream transporter’s nomination deadline. Processor will endeavor to waive as much of the advance notice requirement as operating conditions reasonably permit. Daily nominated volumes, or any revisions of them, will not be effective until Processor has confirmed the nominations with Producer and the downstream transporter.

Balancing. The Parties recognize that imbalances may occur between the quantities of Residue, expressed in MMBTUs, delivered and redelivered hereunder. After each Month, Processor will calculate the imbalance that exists each Day for Producer’s account. All such imbalances (overdeliveries and underdeliveries to Processor) shall be cashed out at the end of each Month as shown below. The percentage level (“Imbalance Percentage”) is determined by dividing Imbalance Quantity by Producer’s total Residue.

For overdeliveries:

If Residue exceeds the scheduled quantity Producer shall sell the equivalent over delivered volumes to Processor in accordance with the following schedule:

Imbalance Percentage	Imbalance Price
< 5%	100% of the Cash Out Price
≥ 5% but <10%	99% of the Cash Out Price
≥ 10%	95% of the Cash Out Price

For underdeliveries:

If Residue is less than the schedule quantity Producer shall purchase the equivalent under delivered volumes from Processor in accordance with the following schedule:

Imbalance Percentage	Imbalance Price
< 5%	100% of the Cash Out Price
≥ 5% but <10%	101% of the Cash Out Price
≥ 10%	105% of the Cash Out Price

The “Cash Out Price” shall be Producer’s WASP.

(c)	Gas Service Fee – Buyer shall deduct from the sum of the monetary values received in paragraphs 5.1(a) and 5.1(b) specified herein, a Gas Service Fee of $0.08 per MMBtu of Residue Gas when Residue Gas is taken in-kind at the Springtown plant tailgate.

(d)	Low Volume Fee – In the event that the average Daily volume of Gas delivered hereunder at any Delivery Point during any Month is less than 5 Mcf, then Processor shall also be entitled to a minimum operating and administrative fee of one hundred dollars ($100.00) per Month, for each such low volume Delivery Point, which amount shall be deducted from the amounts due Producer calculated in accordance with subparagraphs 5.1(a) and 5.1(b).

5.2	In the event it has become uneconomic for Processor to (i) continue to receive Gas at any Receipt Point(s), or (ii) continue to operate Facilities, in each case for a period of at least two (2) consecutive Accounting Periods and Processor reasonably determines that the uneconomic receipt of Gas or operations of its Facilities will likely continue, Processor shall have the right give Producer a written notice of the uneconomic circumstance.

If the uneconomic circumstances affect the receipt of Gas at particular Delivery Point(s), the Parties shall then attempt in good faith to negotiate mutually acceptable terms to provide for continued delivery of Gas at the affected Delivery Point(s), If the Parties cannot agree on those terms within thirty (30) days following the notice, then either Party may terminate this Agreement as to, and only as to, the affected Receipt Point(s).

If the uneconomic circumstances affect the operation of the facilities, Processor may terminate this Contract upon the expiration of thirty (30) days following the written notice.

5.3	Processor shall render a statement to Producer by the fifteenth (15th) calendar Day of each Month setting forth the volume of Gas delivered the previous Month, and if required by Processor, Producer shall furnish to Processor by the twentieth (20th) calendar Day of each Month an allocation of volumes to each Well behind each Delivery Point for Gas delivered the previous Month, and Processor shall then pay Producer based upon the statement by the last calendar Day of the Month following the Month said Gas was delivered, unless the last Day of the Month falls on a weekend or holiday, then Processor shall pay on the next business Day according to the payment instructions as stated in Exhibit “B”. The Parties may net all undisputed amounts owing, and/or past due and owing, as such amounts relate to this Contract and all other Agreements between Processor and Producer respectively such that the Party owing the greater amount shall make a single payment of the net amount to the other Party in accordance with this Contract. Neither Party to this Contract may request any adjustment or correction of any statement or payment unless written notice of such request for adjustment or correction is furnished to the other Party within twenty-four (24) Months of the date of the statement or payment for which such adjustment or correction is requested.

5.4	For allocation purposes of paragraph 5.3 above, Heating Values will he calculated at a pressure of 14.65 psia, water vapor saturated basis, and at a temperature of sixty degrees Fahrenheit (60°F). The unit of volume for purposes of measurement shall be one (1) Cubic Foot of Gas at 14.65 psia and sixty degrees Fahrenheit (60°F), as corrected pursuant to the A.G.A.’s G.M.C. Report No. 3. All of the Gas received hereunder shall be measured by means of meter or meters of standard type, which shall be installed, operated and maintained by Processor. A chromatographic component Gas analysis of Producer’s Gas will be collected not less frequently than once every six (6) Months.

5.5	If at any time any measuring or testing equipment is found to be out of service, or registering inaccurately in any percentage, it shall be adjusted at once to read accurately within the limits prescribed by the manufacturer. If such equipment is out of service, or inaccurate by an amount exceeding two percent (2%) at a reading corresponding to the average rate of flow for the period since the last preceding test, then any previous recordings of such equipment shall be corrected to zero error for any period that is definitely known or agreed upon. The quantity of Gas delivered during such period shall be determined by the first of the following methods which is available:

(a)	Using the data recorded by any check-measuring equipment if installed and accurately registering;

(b)	By correcting the error if the percentage of error is ascertainable by calibration, test, or mathematical calculation, or if neither such method is feasible;

(c)	By estimating the quantity, or quality, delivered, based upon deliveries under similar conditions during a period when the equipment was registering accurately.

No corrections shall be made for recorded inaccuracies of two percent (2%) or less.

ARTICLE VI

QUALITY

6.1	Producer shall deliver for receipt by Processor Gas which is of merchantable quality with no free water, hazardous substances, bacteria, or other objectionable gases, liquids and/or solids, except as provided below. Producer shall be liable for all costs and/or damages caused by delivery of any objectionable substances. The Gas shall (a) be free of oxygen; (b) contain not more than four (4) grains of total sulfur and not more than one-quarter (0.25) grain of hydrogen sulfide per one hundred (100) Cubic Feet of Gas; (c) contain not more than two percent (2%) by volume of carbon dioxide; (d) not more than two percent (2%) nitrogen; and (e) have a saturated (wet) Heating Value not less than one thousand one hundred (1100) BTU per cubic foot. The Gas delivered shall be at temperatures not greater than one hundred twenty degrees (120°) Fahrenheit, nor less than forty degrees (40°) Fahrenheit.

6.2	In the event Producer’s Gas does not conform to the specifications of paragraph 6.1 or is not interchangeable with Processor or Processor’s Agent’s Gas downstream of the Plant, Processor or Processor’s Agent’s will have the right, to regulate or shut off entirely Producer’s Gas deliveries into said pipeline until such problem is corrected by Producer, and, in such event, neither Processor nor Processor’s Agent’s will be liable to Producer for the resulting effect thereof. If Processor accepts deliveries of Gas not conforming to the specifications contained in paragraph 6.1 above, Processor shall be entitled to charge Producer a blending or treating fee, as determined by Processor, in consideration of its willingness to accept Gas that does not conform to such specifications and deduct such fee (which shall be in addition to any other fees or deductions set forth in Article V) from the amounts calculated in accordance with subparagraphs 5.1(a) and (b). The acceptance of Gas which does not meet the specifications herein shall not be deemed a waiver of the right to require future deliveries to conform to said specifications. However, no blending or treating fees shall be charged Producer unless Processor has incurred like fees.

6.3	All liquid hydrocarbons extracted from the Gas covered hereunder by Producer and/or any third parties acting on Producer’s behalf shall be limited to that which Producer and/or said third parties may extract by the use of conventional mechanical lease separators, but not cryogenic, lean oil units or any other type of extraction facility, prior to delivery of the Gas covered hereby to Processor.

6.4	Producer shall cause its Gas to meet the quality specifications contained in this Article VI and insure that the Gas is free of fluids and solids that could accumulate in Processor’s pipelines and impede the free flow of Gas. In order to insure that its pipelines are kept free of such fluids and solids that could impede the free flow of the Gas, Processor may install conventional water-oil-gas separators at certain locations on its pipelines upstream of the Plant. In that event Processor shall be responsible and shall make no additional charge to Producer for the disposal of water, fluids and solids so collected; conversely, as consideration for the expense of keeping such lines clear of obstruction, Processor shall retain for its own account, and not share the proceeds from the sale thereof with Producer, all liquid hydrocarbons so collected.

ARTICLE VII

QUANTITY

7.1	In no event shall the volumes of Gas that Producer sells and delivers to Processor under the terms of this Contract ever exceed the quantities of Gas which can be legally produced under the applicable rules and regulations of the Railroad Commission of Texas in the course of reasonably prudent operations.

ARTICLE VIII

WARRANTY

8.1	Producer hereby warrants to Processor that at the time of delivery of all of the Gas hereunder, it will have good title and/or the right to sell such Gas and that such Gas will be free and clear of all liens and adverse claims. Producer will make all royalty, overriding royalty, working interest or other payments due under the terms of the leases from which the Gas is produced, and Producer agrees, with respect to the Gas sold and delivered by Producer, to indemnify Processor against any and all suits, actions, debts, accounts, damages, costs (including attorney’s fees), losses, expenses, or claims that Processor may sustain as a result of having made payments under this Contract. In the event a dispute, question, proceeding or litigation arises at any time concerning (i) Producer’s title or right to sell the Gas, or (ii) the proceeds of the sale thereof, Processor will be entitled to suspend payment due Producer, without interest, until such dispute, question or litigation is corrected or removed to Processor’s satisfaction, or until Producer furnishes security to save Processor harmless, such security being in a form and of an amount satisfactory to Processor.

8.2

(a)   Each Party warrants to the other that its (or its agents) facilities utilized for the delivery and acceptance of Gas hereunder are not subject to the Natural Gas Act of 1938 (“NGA”), as amended. Each Party warrants to the other Party that neither it nor its agent will take any action or commit an act of omission which will subject its facilities, this transaction, or the other Party’s facilities to the jurisdiction of the Federal Energy Regulatory Commission (“FERC”) or its successor under the terms of the NGA. The Gas delivered and accepted hereunder shall not have been nor shall be sold, transported or otherwise utilized in a manner, which will subject either Party or its agent to the terms of the NGA. The Party who breaches the above warranties and representations shall he liable to the aggrieved Party for all damages, injury and reasonable expense the aggrieved Party may sustain by reason of any breach hereof.

(b)   Producer understands that Processor and its facilities are certified with the Texas Railroad Commission as an exempt gatherer under §121.005 of the Texas Utilities Code, such that Processor is not subject to regulation as a Gas utility under Railroad commission regulations. Producer warrants that neither it nor its agent will take any action which will cause Processor to be in violation of its exemption as a gatherer or subject Processor or its facilities or this transaction to the Gas utility jurisdiction of the Railroad Commission of Texas. The Producer warrants and agrees that the Gas delivered and accepted hereunder shall not have been nor shall be utilized in a manner which will subject Processor or its agent to utility regulation by the Railroad Commission of Texas under the terms of the Texas Utilities Code. Producer shall he liable to Processor for all damages and reasonable expense sustained by reason of any breach hereof. Should Producer or its agent perform or cause any act to be performed during the term hereof that results in any Gas covered hereunder becoming regulated by or subject to the public utility jurisdiction of the Texas Railroad Commission contrary to this Contract, this Contract will be deemed of its own terms to terminate on the Day before the date of such occurrence; provided, however, such termination will never be construed to impair any right arising under this Contract.

ARTICLE IX

FORCE MAJEURE

9.1	Inability or failure of Producer to deliver or Processor or Processor’s Agent to receive Gas or of either Party to perform under this Contract will not be the basis of claims for damages sustained by either Party or for breach of contract when due to causes or contingencies reasonably beyond the control of either Party hereto, including, but not limited to, acts of God or governmental authority, the elements, labor disputes, fires, accidents, breakage, repair or change of or obstruction in pipelines, equipment or machinery, depletion or failure of Gas supply or markets, fluctuations in Gas pressure, demands in excess of the capacity of Processor’s, or Processor’s Agent’s equipment or pipelines, failure of performance by Processor’s third-party transporter; any act or omission (including failure to take Gas) of a purchaser of Gas from Processor. Any such event of force majeure shall be remedied with all reasonable dispatch. The Party suffering the event of force majeure shall give notice of such event of force majeure in reasonably full particulars to the other Party, as soon as reasonably possible.

ARTICLE X

TAXES

10.1

Producer shall be liable for, and shall timely pay, all severance and production taxes applicable to the Gas sold by Producer to Processor prior to delivery to Processor. Producer shall make all reports with respect to gross production taxes applicable to such production and agrees to pay such gross production taxes, all within the time and manner provided by law. Producer agrees to make such reports and payments promptly and hereby agrees to indemnify and hold Processor harmless from all loss, cost and expense, including tax payments, penalty and interest; Processor may suffer as a result of Producer’s failure to pay taxes as required by the State of Texas Comptroller of Public Accounts, However, nothing contained herein shall prevent Processor from making such payments direct to the taxing authorities on behalf of Producer in the event of Producer’s failure to do so and, in such event; Processor shall deduct the amount of such taxes, including any assessed penalty and interest, from its payments to Producer hereunder, Processor, at its sole discretion, may elect to pay taxes on Producer’s behalf.

ARTICLE XI

PRODUCER’S REPRESENTATIVE AND NOTICES

11.1	Producer hereby agrees to serve as and hereby represents and warrants that it is authorized to serve as Producer’s Representative for all Parties having an interest in the Gas sold and purchased hereunder for the purpose of giving and receiving all invoices, notices (including notice of price adjustment) as may be necessary, and making payments required under this Contract; to allocate, prorate, and distribute such payments among the various Parties entitled thereto; and, if required, to timely provide an allocation of quantities of Gas delivered at the Delivery Point(s). All notices required or permitted under this Contract shall be in writing and shall be deemed to be delivered when delivered personally by courier, by telefax or telecopier if received during normal business hours, or by mail if properly addressed and deposited in the United States mail, first-class postage prepaid, to the applicable address shown below, or to such address as either Party may from time to time designate as the address for such purpose by like notice addressed to the other Party.

Producer ATLAS BARNETT, LLC Attn: Dan Kortum 1000 Commerce Drive, 4th Floor Pittsburg, PA 15275 Phone: 412-489-4910	Processor ENBRIDGE G&P (NORTH TEXAS) L.P. Attn: North Texas Contract Administration 1100 Louisiana, Suite 3200 Houston, Texas 77002 Phone: 713-353-6319/Cyndie Balfour-Flanagan Fax: 713-821-2140

Changes to the above addresses shall be effectuated by a Party notifying the other Party in writing of the modification.

ARTICLE XII

ASSIGNMENT

12.1	This Contract shall extend to and be binding upon the Parties hereto, their heirs, administrators, successors, and assigns, but no transfer of or succession to any interest of either Party hereunder, wholly or partially, shall be allowed without the written consent of the other Party, which shall not be unreasonably withheld, provided further that either Party may transfer its interests to any parent or affiliate by assignment, merger or otherwise without the prior written approval of the other Party. It is further agreed, however, that nothing herein contained shall in any way prevent either Party from pledging or mortgaging all or any part of such Party’s property as security under any mortgage, deed or trust, or other similar lien or from pledging this Contract or any benefits accruing hereunder, without the assumption of the obligations hereunder by the mortgagee, pledge, or other grantee under such a document. No assignment or transfer of Producer’s interest in the leases, Wells and/or Gas subject hereto shall be made unless subject to this Contract.

ARTICLE XIII

MISCELLANEOUS

13.1	No waiver by either Party of any default or breach of any provision by the other Party shall operate as a waiver of any other existing or future default or breach, whether of like or different nature.

13.2	To the maximum extent that it has the right to do so, Producer hereby assigns, grants and conveys to Processor all rights, easements, and rights-of-way necessary to enter upon any and all Dedicated Premises for the purpose of installing, using, maintaining, servicing, inspecting, repairing, operating, replacing, disconnecting and removing and/or abandoning Processor’s Facilities, and Producer further covenants to assign, grant, and convey to Processor such rights, easements and rights-of-way necessary to do all of the aforementioned activities on all Dedicated Premises which Producer acquires subsequent to the Effective Date. To the extent Producer does not have the right to grant easements and rights-of-way, Producer will use its best, commercially reasonable efforts to cause the owner(s) of such right(s) to assign, grant and convey such easements and rights-of-way to Processor. Any property of Processor placed in or upon lands or Leases under such rights, easements and rights-of-way shall remain the personal property of Processor and, subject to the other provisions of these General Terms and Conditions, may be disconnected and removed by Processor. Producer shall at its expense maintain and provide access to the Dedicated Premises for Processor’s purposes, as stated herein, via such easements, rights-of-way, lease roads and other access facilities as may reasonably be deemed necessary by Processor for its performance of this Contract, Each Party shall fully protect, indemnify, defend and hold harmless the other Party from any and all claims, losses, damages, liabilities (including, without limitation, liability for environmental damage), and expenses (including, without limitation, attorneys’ fees) arising out of incident to the indemnifying Party’s operations on and/or use of the land and Leases on which the rights, easements and rights-of-way hereunder are granted, to the extent such claims, losses, damages, liabilities, and expenses result from the negligence or willful misconduct of the indemnifying Party.

13.3	Each Party participated extensively in the drafting and review of this Contract and any rule of construction to the effect that an ambiguity be construed against the drafting Party shall not apply. The singular shall include the plural and the plural shall include the singular.

13.4	This Contract and each transaction and the rights and duties of the Parties arising out of this Contract shall be governed by and construed, enforced, and performed in accordance with the laws of the State of Texas, including, without limitation, the Uniform Commercial Code as in effect in the State of Texas, as the same may be amended from time to time, without regard to principles of conflicts of law. The Parties agree that venue and jurisdiction will lie in Houston, Harris County, Texas.

13.5	This Contract constitutes the entire understanding and agreement between the Parties. There are no other representations, warranties, understandings or agreements, relating to the subject matter of this Contract. There shall be no modification or amendment hereof except in writing and signed by the Parties hereto.

13.6	If any of the terms and conditions of this Contract are held by order, rule or regulation of any court or governmental authority of competent jurisdiction, to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, then such contravention or invalidity shall not invalidate the entire Contract. Instead, this Contract shall be construed as if it did not contain the particular provision or provisions held to be invalid, and the rights and obligations of the Parties shall be construed and enforced accordingly, and thereupon this Contract shall remain in full force and effect.

13.7	This Contract may be executed in any number of counterparts, no one of which needs to be executed by all Parties, or this Contract may be ratified by separate written instrument specifically referring hereto, and It shall be binding upon all Parties who executed a counterpart or ratification instrument with the same force and effect, with each separate counterpart or ratification instrument deemed to be one and same original Contract.

13.8	UNLESS THE PARTIES HAVE ELECTED TO WAIVE THE PROVISIONS OF THIS SECTION 13.8, THIS CONTRACT SHALL BE CONFIDENTIAL BETWEEN THE PARTIES AND THE TERMS CONTAINED HEREIN SHALL NOT BE DISCLOSED TO ANY THIRD

PARTY WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER PARTY. IF EITHER PARTY IS REQUESTED OR REQUIRED TO DISCLOSE ANY CONFIDENTIAL INFORMATION PURSUANT TO A SUBPOENA, COURT ORDER, CIVIL INVESTIGATIVE DEMAND OR SIMILAR JUDICIAL PROCESS OR OTHER ORAL OR WRITTEN REQUEST ISSUED BY A COURT OF COMPETENT JURISDICTION OR BY AN INTERNATIONAL, NATIONAL, STATE OR LOCAL GOVERNMENTAL OR REGULATORY BODY, THE DISCLOSING PARTY WILL PROVIDE THE OTHER PARTY WITH PROMPT WRITTEN NOTICE OF ANY SUCH REQUEST OR REQUIREMENT SO THAT THE OTHER PARTY OR ANY OF ITS REPRESENTATIVES MAY SEEK AN APPROPRIATE PROTECTIVE ORDER OR OTHER APPROPRIATE REMEDY OR WAIVE COMPLIANCE WITH THE PROVISIONS OF THIS CONTRACT. IF SUCH ORDER OR OTHER REMEDY IS NOT OBTAINED, OR THE OTHER PARTY WAIVES COMPLIANCE WITH THE PROVISIONS OF THIS CONTRACT, THE DISCLOSING PARTY OR ITS REPRESENTATIVES, AS THE CASE MAY BE, WILL DISCLOSE ONLY THAT PORTION OF THE CONFIDENTIAL INFORMATION WHICH IT IS ADVISED BY COUNSEL IT IS LEGALLY REQUIRED TO SO DISCLOSE AND WILL EXERCISE REASONABLE EFFORTS TO OBTAIN RELIABLE ASSURANCE THAT CONFIDENTIAL TREATMENT WILL BE ACCORDED THE INFORMATION SO DISCLOSED. THE PARTIES SHALL BE ENTITLED TO ALL REMEDIES AVAILABLE AT LAW OR IN EQUITY TO ENFORCE, OR SEEK RELIEF IN CONNECTION WITH, THIS CONFIDENTIALITY OBLIGATION; PROVIDED, ALL MONETARY DAMAGES SHALL BE LIMITED AS SET FORTH IN 13.9.

13.9	IN NO EVENT SHALL EITHER PARTY BE LIABLE TO ANY OTHER PARTY FOR ANY LOSS OF PROFIT OR ANTICIPATED PROFIT, BUSINESS INTERRUPTION, LOSS OF REVENUE, LOSS OF USE, LOSS OF CONTRACT, LOSS OF GOOD WILL, INCREASED COST OF WORKING OR LOSS OF BUSINESS OPPORTUNITY, NOR FOR ANY INDIRECT LOSS, CONSEQUENTIAL LOSS, OR EXEMPLARY OR PUNITIVE DAMAGES SUFFERED BY A PARTY ON ANY OTHER PERSON, ALL OR ANY PART OF WHICH ARISE OUT OF OR RELATED TO THIS CONTRACT OR THE PERFORMANCE OR BREACH OF THIS CONTRACT, OR TO ANY ACT OR OMISSION RELATED TO THIS CONTRACT WHETHER IN CONTRACT WARRANTY, TORT, STRICT LIABILITY, OR ANY OTHER THEORY IN CONTRACT LAW OR EQUITY.

13.10	This Contact supercedes, replaces and permanently terminates, to the extent such contract(s) may be in effect, any and all prior agreements, written, oral or implied, between Producer and Processor covering the purchase and sale of Gas from the Dedicated Premises.

IN WITNESS WHEREOF, the Parties have executed this Gas Purchase Contract in duplicate, this 16 day of December, 2013.

☐  Section 13.8, “Confidentiality”, DOES APPLY (Default)

☐  Section 13.8, “Confidentiality”, DOES NOT APPLY

PRODUCER		PROCESSOR

ATLAS BARNETT, LLC		ENBRIDGE G&P (NORTH TEXAS) L.P. By Enbridge Holdings (Texas Systems) L.L.C. Its General Partner

By:	/s/ Daniel J. Kortum	By:	/s/ Bobby J. McGuire
Name:	Daniel J. Kortum	Name:	Bobby J. McGuire
Title:	VP	Title:	Sr. Director, Asset Management

*TIN:

*	Failure to provide taxpayer identification number will result in withholding for federal tax purposes.

EXHIBIT “A”

DEDICATED PREMISES

To the Gas Purchase Contract

between

ENBRIDGE G & P (NORTH TEXAS) L.P.

and

ATLAS BARNETT, LLC

Dated

NOVEMBER 1, 2013

This Exhibit to the Gas Purchase Contract by and between ATLAS BARNETT, LLC (“Produced”) and ENBRIDGE G & P (NORTH TEXAS) L.P., (“Processor”), dated November 1, 2013, is for all purposes made a part of said Contract.

1350439	HAMMAN D CDP
1353370	KELSAY #1
1350413	SIMPSON #1
1350384	MARLEY #1
1353343	CHERRYHOMES “D” #15
1350383	EDWARD WORTHINGTON #1
1350387	HAMMAN B #3
1350382	NASH J1
1350373	WORTHINGTON #4
1350341	NASH CDP
1353076	D.C. CRANFORD HEIRS UNIT A #1-H
1353328	FITZGERALD #1 CDP
1350343	SEWELL A-6
1350330	PARKER #3
1350333	HAMMAN “B” #1
1312448	JERRY K. MOORE #1
1353320	CHERRYHOMES “S” #7
1350298	WORTHINGTON #1
1312455	JUANITA LEE #1H
1353000	MOORE ESTATE #1-H
1312498	ANDERSON #1H
1312315	CRAINSHAW 128 #3
1311749	CHERRYHOMES, MIKE #T 7
1353110	HAMBLIN LUCAD PATTERSON
1353093	WIMBERLY ‘B’ #3H
1312413	CLARK #1-H
1312487	BURBRIDGE ‘68’ #3
1350112	CARROLL #2H
1353152	COCA COLA #11-H
1353010	LEE #2-H

1350160

1312227

1312317

1353026

1312059

1353115

1312495

1353174

1312125

1312414

1312415

1353032

1312425

1312477

1312357

1312193

1353079

1353002

1353065

1312393

1312372

1311759

1312229

1350005

1312267

1350199

1353211

1353244

1350231

1312375

1312454

1353176

1353046

1311739

1310965

1310953

1310963

1312028

1312027

1312024

1311998

1312030

1312029

1311743

1311738

HAMBLIN 2H

COCA COLA B #3 COMMON POINT

CRAlNSHAW 128 #2

COCA COLA #9-H CDP

GARDNER - 233-#1 CDP

THETFORD #1H

PATTON CDP (#3 & #4)

MULLIN AX #1H

GARDNER - 233-#3V

RUTLEDGE FLOWERS CDP

L. RUTLEDGE #1-H

PATTON CDP (#1 & #2)

CRANFORD HEIRS #2-H

STRAUGHN “533” #1

J. HUGHES 251 CC #8-H

COCA COLA A-1 CDP

LEE #3H

STAMPER FOWLER #1-H

T.N. RHOADES #1

GARDNER 233 (KENT ABERNATHIE) #4

FAMBRO 288 #2

BENSON, J.C. #1

J. HUGHES -251- CC #5 CDP

CARROLL #1H

J. HUGHES 251 CC #4

POLARIS #1

COCA COLA #12

TAURUS #1

BARNETT-CLAYTON #1H

CRAINSHAW 128 CDP

WIMBERLY “B” #1H CDP

MULLINAX #2H

SEWELL #4-H

SEWELL #1

MIKE CHERRYHOMES #T 2

MIKE CHERRYHOMES #S5

MIKE CHERRYHOMES #S11 COM. PT.

MKE CHERRYHOMES #2 & #4 COMMON POINT

MIKE CHERRYHOMES “S” 6

MIKE CHERRYHOMES “S” #8

MIKE CHERRYHOMES “S” #3

MIKE CHERRYHOMES “S” #21

MIKE CHERRYHOMES “S” #19

MIKE CHERRYHOMES “S” #12

MIKE CHERRYHOLMES #T3 COMMON POINT

1312071

1312268

1312358

1312158

1312253

1312254

1312188

1312144

1312133

1312362

1312134

1312352

1312276

1312279

1312153

1312285

1312220

1312359

1312167

1312479

1311748

1311750

1311765

1311764

1310959

1311221

1310939

1353103

1310921

1311797

1312136

1312135

1312145

1310825

1310961

1312486

1312183

1350253

1311834

1350290

1353314

1350304

1353280

1350319

1350314

MEP-PRR-423 #1H

KUYKENDALL 326 #1-H COMMON POINT

J.M. RHOADES 1571 #1-H

J. KUYKENDALL-326-#2

J. HUGHES 251 #7

J. HUGHES 251 #6

J. HUGHES -251- #3

HUGHES -251- #2

HUGHES -251- #1

HENSON 260 #8-H

HENSON-1106- #1

HENSON (GTA) 260 #4-H

HENSON “260” #6-H

HENSON “260” #5-H

HENSON “260” #1 COMMON POINT

HENSON 260 #7

GRAGG 1087 #1

F. PAYNE 1564 #4-H

EUBANKS -1037- #1

CRAINSHAW 128 SES #10-H

CHERRYHOMES, MIKE #T8

CHERRYHOMES, MIKE #T6

CHERRYHOMES, MIKE #S16

CHERRYHOMES, MIKE #S15

CHERRYHOMES S #10

CHERRYHOMES M #4

CHERRYHOMES M #12 CP

CHERRYHOMES D #44-H

CHERRYHOMES B#1

CHERRYHOMES 17 & 18 C.P.

CHERRYHOMES -480- #2

CHERRYHOMES -480- #1

CHERRYHOMES -1087- #1

CHERRYHOMES #S4

CHERRYHOMES # T1

CHERRYHOMES “S” #23-H

BURBIDGE-68- #l

PARKER #1

COCA COLA #2

PROTHRO #1

WIMBERLY CDP (2)

SLATE RIVER #1

PRICE UNIT 1H & 2H CDP

BROWN A-l

HAMMAN CDP

1350315 1350320 1350325 1350362 1350357 1350358 1350353 1350363 1350369 1350370 1350374 1353383 1353388	WORTHINGTON #2 NICKENS #1 HAMMAN A #1 JACK BROWN #1 HAMMAN 4,5,6 CDP HAMMAN B #2 BROWN A #2 BLOODWORTH 1&2 CDP BIRD #1 NELDA #1 EGGERS COCA COLA #23 KELSAY #2

*	And all wells not listed but connected by Producer upstream of any of the preceding meters.

EXHIBIT “B”

PAYMENT INSTRUCTIONS

To the Gas Purchase Contract

between

ENBRIDGE G & P (NORTH TEXAS) L.P.

and

ATLAS BARNETT, LLC

Dated

NOVEMBER 1, 2013

This Exhibit to the Gas Purchase Contract by and between ATLAS BARNETT, LLC (“Producer”) and ENBRIDGE G & P (NORTH TEXAS) L.P., (“Processor”), dated November 1, 2013, is for all purposes made a part of said Contract.

Payment Method:

☐  Check                     ☐  ACH (Electronic / Direct Deposit)                    ☐  Wire Transfer

For payment by ACH please attach a copy of a blank, volded check

Producer	Processor
PAYMENT ADDRESS (PAYMENT BY CHECK)	INVOICES & PAYMENTS (if applicable)
Address:	1100 Louisiana, Suite 3300
Houston, Texas 77002
Attn:	Gas Accounting (North Texas), 32nd Floor
Phone:	Phone: 713-353-5631
Fax:	Fax: 713-821-2140

WIRE TRANSFER or ACH NUMBERS (if applicable)	WIRE TRANSFER or ACH NUMBERS (if applicable)
BANK:	Bank of America, 100 West 33rd St., New York, NY10001
ABA:	071-000-039
ACCT:	5800393349
Other Details:

NOTICES & CORRESPONDENCE	NOTICES & CORRESPONDENCE
Company Name:	Enbridge G & P (North Texas) L.P.
1100 Louisiana, Suite 3300
Attn:	Contract Administration (North Texas), 32nd Floor
Houston, Texas 77002
U.S. Federal Tax ID Number:	U.S. Federal Tax ID Number 39-1715850